UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 10, 2016 (May 10, 2016)

Commission File Number 0-8084

Connecticut Water Service, Inc.
(Exact name of registrant as specified in its charter)

Connecticut (State or other jurisdiction of incorporation or organization)	06-0739839 (I.R.S. Employer Identification No.)

93 West Main Street, Clinton, CT (Address of principal executive office)	06413 (Zip Code)

(860) 669-8636
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

Merger Agreement

On May 10, 2016, Connecticut Water Service, Inc., a Connecticut corporation (the “Company” or “CWS”) and HAC, Inc., a Connecticut corporation and wholly-owned subsidiary of the Company (“NewCo”), entered into an Agreement and Plan of Merger (the “Agreement”) with Heritage Village Water Company, a specially-chartered Connecticut corporation (“HVWC”), pursuant to which NewCo will be merged with and into HVWC, with HVWC as the surviving entity (the “Merger”) to be completed pursuant to the requirements of the Connecticut Business Corporation Act (the “CBCA”). Founded in 1969, HVWC is based in Southbury, Connecticut, and serves approximately 4,700 water and 3,000 waste water customers in the southern Connecticut communities of Southbury, Middlebury and Oxford.

The Boards of Directors of the Company, NewCo and HVWC have each unanimously approved the Merger Agreement (the “Agreement”) and the transactions contemplated thereby. Consummation of the Merger is subject to regulatory, HVWC shareholder and other specified approvals described below and is expected to be consummated during the fourth quarter of 2016.

Under the terms of the Agreement, each share of HVWC common stock issued and outstanding at the time of the closing of the Merger will be exchanged and converted into the right to receive 240 shares of the common stock of the Company, without par value (the “Company Common Stock”), provided that the CWS Share Price (as defined below) over a specified period prior to the closing date of the Merger is equal to or greater than $39.45 but less than or equal to $41.45. If the CWS Share Price is less than $39.45 as of the closing date, each share of HVWC common stock issued and outstanding at the time of the closing of the Merger will be exchanged and converted into the right to receive that number of shares of Company Common Stock equal to $9,468 divided by the CWS Share Price. If the CWS Share Price is more than $41.45 as of the closing date, each share of HVWC common stock issued and outstanding at the time of the closing of the Merger will be exchanged and converted into the right to receive that number of shares of Company Common Stock equal to $9,948 divided by the CWS Share Price. The “CWS Share Price” is determined by calculation an average of the closing prices for shares of Company Common Stock on the Nasdaq Stock Market, LLC for the twenty trading days immediately preceding the third business day prior to the closing of the Merger. Holders of HVWC common stock prior to the Merger will receive cash in lieu of fractional shares of Company Common Stock.

The Agreement contains customary representations and warranties regarding, on the one hand, HVWC, its business and operations and related matters, and, on the other hand, the Company and NewCo, made by the parties as of specified dates, and customary affirmative and negative covenants with respect to the conduct of HVWC’s business prior to the closing. In the Agreement, HVWC has agreed that its Board of Directors will, subject to certain exceptions, recommend adoption of the Agreement by HVWC shareholders and the transactions contemplated by the Agreement. HVWC has also agreed: (i) to cause a special meeting of shareholders of HVWC to be held to consider the approval and adoption of the Agreement and the transactions contemplated thereby; and (ii) not to solicit proposals relating to alternative business combination transactions or, subject to certain exceptions, enter into discussions concerning confidential information in connection with alternative business combination transactions.

The obligation of the parties to complete the Merger is subject to the satisfaction or waiver on or prior to the closing date of certain specified conditions, including the following: (i) receipt of a final and non-appealable order of the Public Utilities Regulatory Authority (“PURA”) approving the Merger in form and substance reasonably acceptable to the parties; (ii) approval of the Merger by the affirmative vote of the holders of not less than two-thirds (66 2/3rd %) HVWC’s issued and outstanding shares of common stock as required under the CBCA and by a super-majority vote of ninety (90%) percent of HVWC’s issued and outstanding shares; (iii) the completion of certain specified corporate governance steps regarding HVWC’s Board of Directors, including the appointment of up to three additional directors; (iv) the receipt of all other necessary consents or approvals to the Merger; (v) approval for listing of the Company Common Stock to be issued in the Merger on the Nasdaq Stock Market, LLC; (vi) the absence of laws, orders, judgments and injunctions that restrain, enjoin or otherwise prohibit consummation of the Merger; (vii) effectiveness under the Securities Act of 1933 (the “Securities Act”) of the Company’s registration statement on Form S-4 relating to the issuance of the Company Common Stock in the Merger and absence of any stop order in respect thereof or proceedings by the Securities and Exchange Commission (“SEC”) for that purpose; (viii) the receipt of customary tax opinions from counsel to HVWC and the Company that will state that the Merger will qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986; (ix) the accuracy of representations and warranties with respect to the businesses of HVWC and the Company and compliance by HVWC and the Company with their respective covenants contained in the Merger Agreement; (x) no event(s) occurring that could reasonably be expected to result in a “Company Material Adverse Effect” (as defined in the Agreement) and (xi) holders of no more than 5% of HVWC’s common stock have exercised appraisal rights under Connecticut law.

The parties’ obligation to complete the Merger is also subject to a closing condition related to HVWC’s enabling legislation adopted in 1969. The special act of the Connecticut legislature that formed HVWC provides a right of first refusal to the Town of Southbury, Connecticut to purchase HVWC on the same terms and conditions as those set forth in the Agreement. The Town has a statutory period of ninety (90) days following receipt of notice from HVWC (which notice was sent earlier today) to exercise its right to purchase HVWC on such same terms and conditions.

The Agreement contains certain termination rights for both the Company and HVWC and further provides that, in connection with the termination of the Agreement under specified circumstances, HVWC may be required to pay to the Company, or the Company may be required to pay to HVWC, a termination fee of $100,000 in cash, as liquidated damages.

The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the complete text of such document, which is filed as Exhibit 2.1 to this Form 8-K and which is incorporated herein by reference in its entirety.

The Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company, HVWC and the Merger that will be contained in, or incorporated by reference into, the Statement/Prospectus that the Company will be filing in connection with the Merger, as well as in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as applicable, and other filings that the Company makes with the SEC.

A copy of the Company’s press release dated May 10, 2016, announcing the execution of the Agreement is filed as Exhibit 99.1 to this Form 8-K.

How to Find Further Information

In connection with the Merger, the Company will be filing a registration statement on Form S-4 under the Securities Act with the SEC containing a proxy or information statement of HVWC that also constitutes a prospectus of the Company (the “Statement/Prospectus”) and other documents regarding the proposed transaction.

Before making any voting or investment decisions, we urge investors and security holders to read the Statement/ Prospectus (including all amendments and supplements thereto) and other documents filed with the SEC carefully and in their entirety when they become available, because they will contain important information about the Company, HVWC and the proposed Merger.

When available, copies of the Statement/Prospectus will be mailed to HVWC’s shareholders. Copies of the Statement/ Prospectus may be obtained free of charge at the SEC’s web site at www.sec.gov, or by directing a request to the Company’s Corporate Secretary, Kristen A. Johnson, at Connecticut Water Service, Inc., 93 West Main Street, Clinton, Connecticut 06413, or by telephone at 1-800-425-3985, ext. 3056, or on our website at www.ctwater.com. Copies of other documents filed by the Company with the SEC may also be obtained free of charge at the SEC's web site or by directing a request to the Company at the address provided above.

Participants in the Solicitation

The Company and HVWC and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the approval of the proposed Merger. Information regarding the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is available in its Annual Report on Form 10-K filed with the SEC on March 14, 2016 and its Proxy Statement on Schedule 14A filed with the SEC on March 31, 2016. Information regarding HVWC’s directors and executive officers and their respective interests in HVWC by security holdings or otherwise is available in HVWC’s Annual Report for 2014 filed with the PURA and available at the PURA’s website, www.ct.gov/pura. Additional information regarding the interests of such potential participants is or will be included in the Statement/Prospectus and registration statement, and other relevant materials to be filed with the SEC, when they become available, including in connection with the solicitation of proxies to approve the proposed Merger.

Cautionary Statements

This current report shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. No offer or sale of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

The above summary and the Agreement have been included with this report to provide investors with information regarding its terms. Except for its status as the contractual document that establishes and governs the legal relations among the parties thereto with respect to the transactions described above, the Agreement is not intended to be a source of factual, business or operational information about the parties. The representations, warranties and covenants made by the parties in the Agreement are qualified and limited, including by information in the schedules that HVWC delivered in connection with the execution of the Agreement. Representations and warranties may be used as a tool to allocate risks between the respective parties to the Agreement, including where the parties do not have complete knowledge of all facts, instead of establishing such matters as facts. Furthermore, the representations and warranties may be subject to standards of materiality applicable to the contracting parties, which may differ from those applicable to investors under the federal securities laws. Accordingly, investors are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as factual characterizations of the actual state of facts or condition of the Company or HVWC.

Item 8.01    Other Events

News Release

On May 10, 2016, the Company issued a press release describing the Company’s planned acquisition of HVWC.

A copy of the Company’s press release dated May 10, 2016 is filed herewith as Exhibit 99.1 and is hereby incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits

The following are filed herewith as exhibits hereto:

(d)    Exhibits

2.1	Merger Agreement between and among Connecticut Water Service, Inc., The Heritage Village Water Company, and HAC, Inc., dated May 10, 2016, is filed herewith.
99.1	Press release regarding the Company’s acquisition of The Heritage Village Water Company, dated May 10, 2016, is filed herewith.
* Pursuant to Item 601(b)(2) of Regulation S-K, a copy of the Agreement’s disclosure schedules is not being filed as part of Exhibit 2.1 to this Current Report on Form 8-K. The Company will furnish to the Securities and Exchange Commission upon request a copy of such disclosure schedules.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Connecticut Water Service, Inc. (Registrant)
Date: May 10, 2016	By: /s/David C. Benoit David C. Benoit Senior Vice President – Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.        Description

2.1	Merger Agreement between and among Connecticut Water Service, Inc., The Heritage Village Water Company, and HAC Inc., dated May 10, 2016, is filed herewith.
99.1	Press release regarding the Company’s acquisition of The Heritage Village Water Company, dated May 10, 2016, is filed herewith.